EXHIBIT 10.1

This AMENDMENT NO. 2, dated as of May 27, 2016 (this Amendment), is made by and among B/E AEROSPACE, INC., a Delaware corporation (the Company), each of the Lenders (as defined below) that is a signatory hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (the Administrative Agent).

The Company, the lenders from time to time party thereto (the Lenders), and the Administrative Agent are party to that certain Credit Agreement, dated as of December 16, 2014, as amended by that certain Amendment No. 1 dated January 30, 2015 (as amended, supplemented and otherwise modified and in effect immediately prior to the effectiveness of the amendments contemplated hereby, the Credit Agreement).

The Company has requested that the Lenders agree, and the Lenders party hereto have agreed (each such Lender, a Consenting Lender), to amend the Credit Agreement, all on the terms and conditions of this Amendment.

The Administrative Agent, with the consent of the Required Lenders, is willing, on the terms and subject to the conditions set forth below, to amend the terms of the Credit Agreement as provided for herein.

Accordingly, the parties hereto agree as follows:

1.	DEFINITIONS

Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. In addition, as used herein, (a) Second Amendment Effective Date means the first date on which each of the conditions to effectiveness set forth in Section 5 hereof shall have been satisfied (or waived), and (b) Repricing Amendment Effective Date means the first date on which each of the conditions to effectiveness set forth in Section 6 hereof shall have been satisfied (or waived).

2.	CREDIT AGREEMENT AMENDMENTS

Subject to the satisfaction (or waiver) of the conditions to effectiveness specified in Section 5 hereof, but with effect on and after the date hereof, the Credit Agreement shall be amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order (and, where applicable, replacing in its entirety the definition of such term therein):

Attributable Receivables Amount means the amount of obligations of the Company and/or its Restricted Subsidiaries outstanding under receivables purchase facilities (including supplier-financing programs or arrangements) or factoring transactions on any date of determination that would be characterized as principal if such facilities, programs, arrangements or transactions were structured as secured lending transactions rather than as purchases and sales, whether such obligations would constitute on-balance sheet Indebtedness or an off-balance sheet liability.

Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Credit Documents means the collective reference to this Agreement, the Notes, the Administrative Agency Fee Letter, the Guaranty (including any guarantee or Credit Party Accession Agreement executed and delivered pursuant to the terms of Section 8.10 or 9.15 of this Agreement), the Collateral Documents, the First Amendment, the Second Amendment and any Incremental Facility Amendment.

Defaulting Lender means, subject to Section 5.24, any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to any Finance Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Finance Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request in writing by the Administrative Agent, the Swing Line Lender or any Issuing Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Finance Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or

(d) has, or has a direct or indirect parent entity that has, after the date hereof, become the subject of a Bankruptcy Event or of a Bail-In Action.

EEA Financial Institution means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

First Amendment means that certain Amendment No. 1 to Credit Agreement dated January 30, 2015, between the Company and the Administrative Agent.

Non-Consenting Lender means any Lender that fails to consent to any amendment, waiver, supplement or other modification pursuant to Section 12.1 requiring the consent of all Lenders or of each Lender directly affected thereby, and as to which the Required Lenders or a majority of all Lenders directly affected thereby, as applicable, have otherwise consented.

Permitted Factoring Transactions means receivables purchase facilities (including supplier-financing programs and arrangements) and factoring transactions entered into by the Company or any Restricted Subsidiary with respect to Receivables originated by the Company or such Restricted Subsidiary in the ordinary course of business, which facilities, programs, arrangements and factoring transactions give rise to Attributable Receivables Amounts that are non-recourse to the Company and its Restricted Subsidiaries, other than limited recourse rights that are customary for receivables purchase facilities (including supplier-financing programs and arrangements) and factoring transactions of the same kind.

Receivables means any right to payment of the Company or any Restricted Subsidiary created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

Receivables Related Security means all contracts, contract rights, guarantees and other obligations related to Receivables, all proceeds and collections of Receivables and all other assets and security of a type that are customarily sold or transferred in connection with receivables purchase facilities and factoring transactions of a type that could constitute Permitted Factoring Transactions.

Second Amendment means that certain Amendment No. 2 to Credit Agreement dated May 27, 2016 among the Company, the Lenders party thereto and the Administrative Agent.

Write-Down and Conversion Powers means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) Section 5.22 of the Credit Agreement is hereby amended and restated in its entirety as follows:

In the event any Lender (i) is a Defaulting Lender, a Declining Lender or a Non-Consenting Lender, (ii) exercises its rights pursuant to Section 5.19 or (iii) requests payments pursuant to Sections 5.20 or 5.23, the Company may require, at the Company’s expense and subject to Section 5.21, such Lender or the Issuing Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 12.6) all of its interests, rights and obligations hereunder (including all of its Revolving Credit Commitments and the Loans and other amounts at the time owing to it hereunder and its interest in the Letters of Credit) to a bank, financial institution or other entity specified by the Company; provided that (A) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (B) the Company shall have received the written consent of the Administrative Agent (and, in the case of an assignment of a Revolving Credit Commitment, of the Issuing Lender and Swing Line Lender), which consent shall not unreasonably be withheld, to such assignment, (C) the Company shall have paid to the assigning Lender all monies other than principal owing hereunder to it and (D) in the case of a required assignment by the Issuing Lender, the Letters of Credit shall be canceled and returned to the Issuing Lender.

(c) Section 5.24(c)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i)all or any part of the Revolving Credit Commitments and the Revolving Credit Commitment Percentages in outstanding Revolving Credit Loans of such Defaulting Lender in Swing Line Loans and Letters of Credit shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Credit Commitment Percentages in Revolving Credit Loans plus such Defaulting Lender’s Revolving Credit Commitment Percentage in Swing Line Loans and Letters of Credit does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 7.2 are satisfied at such time, provided, that subject to Section 12.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(d) Section 9.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of paragraph (m) of such Section 9.2, (ii) replacing the period at the end of paragraph (n) of such Section 9.2 with “; and”, and (iii) inserting the following paragraph (o) immediately after paragraph (n) in such Section 9.2:

(o) Indebtedness in the form of Attributable Receivables Amounts incurred by the Company or any Restricted Subsidiary in connection with Permitted Factoring Transactions, provided the aggregate of all such Attributable Receivables Amounts outstanding at any time pursuant to this clause (o) shall not exceed $200,000,000.

(e) Section 9.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of paragraph (s) of such Section 9.3, (ii) replacing the period at the end of paragraph (t) of such Section 9.3 with “; and”, and (iii) inserting the following paragraph (u) immediately after paragraph (t) in such Section 9.3:

(u) precautionary Liens on Receivables and Receivables Related Security arising in connection with Permitted Factoring Transactions.

(f) Section 9.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of paragraph (j) of such Section 9.6, (ii) replacing the period at the end of paragraph (k) of such Section 9.6 with “; and”, and (iii) inserting the following paragraph (l) immediately after paragraph (k) in such Section 9.6:

(l) any sale, conveyance, transfer or other disposition of Receivables and Receivables Related Security in connection with any Permitted Factoring Transaction.

(g) Section 9.9(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) the Company may effect one or more Qualified Stock Repurchases if (i) no Default or Event of Default has occurred or would occur after giving effect thereto, (ii) the Company shall be in compliance with the financial covenants set forth in Section 9.1 in each case calculated on a pro-forma basis as of the last day of the fiscal quarter ending immediately preceding the date of such Qualified Stock Repurchase for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such Qualified Stock Repurchase as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter, and (iii) if at the time of any Qualified Stock Repurchase the Total Leverage Ratio of the Company and its Restricted Subsidiaries equals or exceeds 3.00 to 1.00 (calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the date of any such Qualified Stock Repurchase for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such Qualified Stock Repurchase as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter), then the maximum aggregate consideration for (x) all such Qualified Stock Repurchases made pursuant to this clause (d) and (y) all cash dividends and cash distributions made pursuant to clause (e) of this Section 9.9, that are (1) made by the Company during the period commencing on the Effective Date and ending on September 30, 2016, shall not exceed the sum of $400,000,000 plus the remaining Available Amount, and (2) made by the Company from and after October 1, 2016, shall not exceed the sum of $475,000,000 plus the remaining Available Amount; and

(h) Section 9.9(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) the Company may declare and pay cash dividends or cash distributions to any holders of its Equity Interests if (i) no Default or Event of Default has occurred or would occur after giving effect thereto, (ii) the Company shall be in compliance with the financial covenants set forth in Section 9.1 in each case calculated on a pro-forma basis as of the last day of the fiscal quarter ending immediately preceding the date of the payment of such cash dividend or cash distributions for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such cash dividend or cash distribution as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter, and (iii) if at the time of the payment of any cash dividend or cash distribution the Total Leverage Ratio of the Company and its Restricted Subsidiaries equals or exceeds 3.00 to 1.00 (calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the date of payment of such cash dividend or cash distribution for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such cash dividend or cash distribution as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter), then the maximum aggregate amount paid or distributed for (x) all such cash dividends and cash distributions made pursuant to this clause (e) and (y) all Qualified Stock Repurchases made pursuant to clause (d) of this Section 9.9, that are (1) made by the Company during the period commencing on the Effective Date and ending on September 30, 2016, shall not exceed the sum of $400,000,000 plus the remaining Available Amount, and (2) made by the Company from and after October 1, 2016, shall not exceed the sum of $475,000,000 plus the remaining Available Amount.

(i) Section 9.10 of the Credit Agreement is hereby amended by replacing the phrase “Section 9.6(c) and (d)” in clause (b) of such Section 9.10 with the phrase “Section 9.6(c), (d) and (l)”.
(j) The following text is inserted as a new Section 12.17 of the Credit Agreement:

12.17Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

3.	REPLACEMENT OF NON-CONSENTING LENDERS; RE-ALLOCATION AMONG LENDERS.
(a)

Pursuant to and in compliance with the terms of Section 5.22 of the Credit Agreement (as amended by this Amendment), the Company hereby requires that each Lender that is a Non-Consenting Lender (as defined in the Credit Agreement as so amended) with respect to this Amendment, assign all of its rights and obligations under the Credit Agreement and the Credit Documents, including such Non-Consenting Lender’s Loans and Commitments, to JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC (the Lead Arranger).

(b)

Subject to the satisfaction (or waiver) of the conditions to effectiveness specified in Section 6 hereof, but with effect on and as of the date hereof, and pursuant to Section 5.22 of the Credit Agreement (as amended by this Amendment) and Section 12.6 of the Credit Agreement:

(i)

Each (x) Non-Consenting Lender and (y) Consenting Lender that has separately agreed with the Lead Arranger to assign all or a portion of its Loans to JPMorgan Chase Bank, N.A. (each such Lender, an Assignor Lender) hereby assigns all or such portion of its rights and obligations under the Credit Agreement and Credit Documents, including such Assignor Lender’s Loans and Commitments (such rights and obligations, the Assigned Loans) to JPMorgan Chase Bank, N.A.; and

(ii)

JPMorgan Chase Bank, N.A. (at the direction of the Lead Arranger) shall assign Assigned Loans to (x) each Additional Lender (as defined below) and (y) each Consenting Lender which has separately agreed with the Lead Arranger to acquire Assigned Loans (each such Lender, an Assignee Lender), in each case in the respective amount, and at such time, as separately agreed between such Assignee Lender and the Lead Arranger, such that, after giving effect to Section 2 of this Amendment on the Second Amendment Effective Date, and the assignments described herein, the amount of Loans and Commitments held by each Assignee Lender shall be the amounts allocated thereto by the Lead Arranger.

Upon the effectiveness of this Section 3(b), this Amendment shall be deemed to be the execution and delivery by (i) the applicable Non-Consenting Lender, (ii) the Company, (iii) the Administrative Agent and (iv) the applicable Additional Lender or Consenting Lender (as applicable), of an Assignment and Acceptance with respect to each assignment effected under this Section 3(b), and the terms and conditions of Annex 1 to the Assignment and Acceptance set forth in Exhibit C-1 to the Credit Agreement shall apply to each Assignor Lender and each Assignee Lender as “Assignor” and “Assignee”, respectively, thereunder.

4.	REPRICING AMENDMENT

Subject to the satisfaction (or waiver) of the conditions to effectiveness specified in Section 6 hereof, but with effect on and as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting clause (a) of the definition of “Applicable Margin” and replacing it with the following clause: “(a) with respect to the Term Loans, 2.00% in the case of ABR Loans and 3.00% in the case of Eurodollar Loans”.

(b) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

Repricing Amendment Effective Date means the date on which the conditions precedent in Section 6 of the Second Amendment are satisfied (or waived).

(c) Section 5.5(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) If the Company repays, prepays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction, then the Company shall pay to the Administrative Agent for the ratable account of each of the Term Lenders a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so repaid, prepaid, refinanced, substituted or replaced.  Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.  The Company shall be subject to the requirements of this Section 5.5(b) only through the six month anniversary of the Repricing Amendment Effective Date.

5.	CONDITIONS TO EFFECTIVENESS FOR CREDIT AGREEMENT AMENDMENTS

The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon the satisfaction (or waiver) of each of the following conditions to effectiveness:

(a)

Amendment No. 2. The Administrative Agent shall have received this Amendment, duly executed and delivered by the (i) Company, (ii) the Administrative Agent and (iii) Lenders constituting the Required Lenders.

(b)	Representations and Warranties. Each of the representations and warranties made by the Company in Section 7 hereof shall, to the extent already qualified by materiality, be true and correct in all respects, and, if not so already qualified, be true and correct in all material respects, as of the Second Amendment Effective Date with the same force and effect as if made on and as of the Second Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and the Administrative Agent shall have received a certificate of a senior officer of the Company to that effect, dated the Second Amendment Effective Date, in a form reasonably acceptable to the Administrative Agent.

6.	CONDITIONS TO EFFECTIVENESS FOR REALLOCATION AND REPRICING AMENDMENT

The transactions set forth in Section 3 hereof and the amendment to the Credit Agreement set forth in Section 4 hereof shall be consummated and become effective, as of the date hereof, upon the satisfaction (or waiver) of each of the following conditions to effectiveness:

(a)

Amendment No. 2. The Administrative Agent shall have received this Amendment, duly executed and delivered by the (i) Company, (ii) the Administrative Agent, (iii) Lenders constituting the Required Lenders and (iv) each Term Lender (determined after giving effect to the assignments set forth in Section 3 of this Amendment).

(b)

Conditions to Replacement of Non-Consenting Lenders and the Assignments. Each of the conditions to the replacement of each Non-Consenting Lender pursuant to Section 5.22 of the Credit Agreement (as amended by this Amendment) shall be satisfied and the Administrative Agent shall have received, for the account of each Assignor Lender, an amount equal to the then-outstanding principal amount (calculated at “par”) plus all accrued but unpaid interest and fees with respect to the Assigned Loans of such Assignor Lender.

(c)

Fees.  The Administrative Agent shall have received, for the account of each Consenting Lender that is a Revolving Credit Lender, a consent fee in an amount equal to 0.10% of the aggregate principal amount of Revolving Credit Loans and undrawn Revolving Credit Commitments held by such Lender on the Repricing Amendment Effective Date.  The Administrative Agent (on behalf of itself, and on behalf of the Lenders and the Lead Arranger) shall have received all fees and other amounts due and payable to the Administrative Agent, the Lead Arranger and the Lenders on or prior to the Repricing Amendment Effective Date, including (without duplication of any amounts paid to the Administrative Agent under Section 12.5(a) of the Credit Agreement, or to the Lead Arranger and the Administrative Agent under the terms of that certain Engagement Letter, dated as of May 16, 2016, made by and between the Company and the Lead Arranger) all reasonable out-of-pocket expenses of the Administrative Agent, the Lead Arranger and the Lenders (including the reasonable and documented fees, charges and disbursements of Freshfields Bruckhaus Deringer US LLP, sole counsel to the Administrative Agent and  the Lead Arranger for this Amendment) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

(d)

Representations and Warranties. Each of the representations and warranties made by the Company in Section 7 hereof shall, to the extent already qualified by materiality, be true and correct in all respects, and, if not so already qualified, be true and correct in all material respects, as of the Repricing Amendment Effective Date with the same force and effect as if made on and as of the Repricing Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and the Administrative Agent shall have received a certificate of a senior officer of the Company to that effect, dated the Repricing Amendment Effective Date, in a form reasonably acceptable to the Administrative Agent.

7.	REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lenders and the Administrative Agent as of the date hereof that:

(a)

this Amendment has been duly and validly executed and delivered by the Company and constitutes the Company's legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of general equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)

after giving effect to this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties made by the Company in Section 6 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

It shall be an Event of Default for all purposes of the Credit Agreement, as amended hereby, if any representation, warranty or certification made by the Company in this Amendment shall prove to have been false or misleading as of the time made or furnished in any material respect.

8.	ADDITIONAL LENDERS

Each Lender party hereto which is not a Lender under the Credit Agreement prior to giving effect to this Amendment (each, an Additional Lender) (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Lead Arranger, the Administrative Agent, or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it has complied with Section 12.6 of the Credit Agreement and, on the Repricing Amendment Effective Date, has become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

9.	DOCUMENTS OTHERWISE UNCHANGED

Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect, and each reference to the Credit Agreement and words of similar import in the Credit Agreement, as amended by this Amendment, and in the Notes, any other Credit Documents and any other documents to which the Company is a party shall be a reference to the Credit Agreement as amended by this Amendment and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

10.	COUNTERPARTS

This Amendment may be executed and delivered in counterparts (including by facsimile or any other electronic transmission), each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

11.	BINDING EFFECT

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.	GOVERNING LAW

This Amendment shall be construed in accordance with, and this Amendment and all matters arising out of or relating in any way whatsoever to this Amendment (whether in contract, tort or otherwise) shall be governed by, the internal laws of the State of New York.

13.	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
(a)	EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(i)

SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; and

(ii)

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

(b)

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(b).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

B/E AEROSPACE, INC.

By:     /s/ Joseph T. Lower

Name:  Joseph T. Lower

Title:  Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:     /s/ Gene Riego De Dios

Name:  Gene Riego De Dios

Title:  Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2]

Lender Signature Pages are on file with the Administrative Agent

[SIGNATURE PAGE TO AMENDMENT NO. 2]